Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

New York, July 27, 2023 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended June 30, 2023.

$310.6 million quarterly revenues, an increase of 4.5% (4.4% on a constant currency basis) compared to prior year period
$1.3 trillion average daily volume (“ADV”) for the quarter, an increase of 10.2% compared to prior year period; quarterly ADV records in global repurchase agreements and equity convertibles/swaps/options, and a record 14.9% share of fully electronic U.S. High Grade TRACE
$101.9 million net income and $123.7 million adjusted net income for the quarter, increases of 24.9% and 10.8% respectively from prior year period
52.5% adjusted EBITDA margin and $163.1 million adjusted EBITDA for the quarter, compared to 52.4% and $155.6 million respectively for prior year period
$0.42 diluted earnings per share (“Diluted EPS”) for the quarter and $0.52 adjusted diluted earnings per share
$0.09 per share quarterly cash dividend declared; $7.6 million of shares repurchased

Billy Hult, CEO of Tradeweb:
“Market conditions steadily improved during the second quarter, with our business performing well against a backdrop of mixed markets. We produced double-digit revenue growth across global government bonds, U.S. and European Credit, equity derivatives, and money markets. In Credit, we captured a record 16.0% share of fully-electronic U.S. High Grade TRACE for the month of June and a record 14.9% for the quarter. It was not long ago that our share of U.S. High Grade was in the single digits, and we remain confident in our ability to realize continued market share growth. More broadly, one theme playing a huge role across all of our markets is automation. Average daily trades through our AiEX automation tool grew by 90% in Treasuries and 70% in Credit this quarter compared with prior year period. In Market Data, we continue to evolve our Ai-Price bond-pricing engine with new innovations such as this quarter’s launch of benchmark closing prices for European government bonds with FTSE Russell.”

SELECT FINANCIAL RESULTS	2Q23	2Q22	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	2Q23	2Q22	YoY
GAAP Financial Measures							Rates	Cash	$345	$341	1.0%
Total revenue	$310,613	$297,138	4.5%		4.4%			Derivatives	429	368	16.8%
Rates	$160,354	$151,586	5.8%		5.6%			Total	774	709	9.2%
Credit	$84,048	$83,991	0.1%		0.1%		Credit	Cash	11	10	4.2%
Equities	$22,146	$22,659	(2.3)%		(2.9)%			Derivatives	8	16	(49.3)%
Money Markets	$15,834	$12,166	30.1%		30.0%			Total	19	27	(28.8)%
Market Data	$22,776	$21,030	8.3%		8.2%		Equities	Cash	10	10	(0.3)%
Other	$5,455	$5,706	(4.4)%		(4.4)%			Derivatives	9	7	39.7%
Net income	$101,939	$81,600	24.9%					Total	19	17	15.9%
Net income attributable to Tradeweb Markets Inc. (2)	$89,082	$68,344	30.3%				Money Markets	Cash	484	424	14.2%
								Total	484	424	14.2%
Diluted EPS	$0.42	$0.33	27.3%					Total	$1,297	$1,176	10.2%
Net income margin	32.8%	27.5%	+536	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$163,055	$155,621	4.8%		4.9%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	52.5%	52.4%	+12	bps	+27	bps
Adjusted EBIT (1)	$148,797	$142,612	4.3%		4.5%
Adjusted EBIT margin (1)	47.9%	48.0%	-9	bps	+5	bps
Adjusted Net Income (1)	$123,749	$111,659	10.8%		11.1%
Adjusted Diluted EPS (1)	$0.52	$0.47	10.6%		10.6%

DISCUSSION OF RESULTS
Rates – Revenues of $160.4 million in the second quarter of 2023 increased 5.8% compared to prior year period (5.6% increase on a constant currency basis). Rates ADV was up 9.2% from prior year period, driven by strong volumes in swaps/swaptions ≥ 1-year led in part by heightened trading in shorter dated instruments and 42% increase in compression and LIBOR-transition related activity as compared to prior year period. U.S. and European government bond volumes were supported by sustained rates market volatility.

Credit – Revenues of $84.0 million in the second quarter of 2023 increased 0.1% compared to prior year period (the same percentage increase on a constant currency basis). Credit ADV was down 28.8% from prior year period, as lower credit derivatives volumes reflected an overall decline in broader swap execution facility (SEF) market activity. Our share of fully electronic TRACE for U.S. High Grade was a record 14.9%, up 200 bps compared with prior year period, while U.S. High Yield was 6.2%, same as prior year period.

Equities – Revenues of $22.1 million in the second quarter of 2023 decreased 2.3% compared to prior year period (2.9% decrease on a constant currency basis). Equities ADV was up 15.9% from prior year period and we reported record ADV in equity convertibles/swaps/options in the quarter. U.S. ETF growth was driven by strong wholesale activity, while institutional client engagement remained robust. European ETF volumes reflected declining overall market volumes.

Money Markets – Revenues of $15.8 million in the second quarter of 2023 increased 30.1% compared to prior year period (30.0% increase on a constant currency basis), driven by growth in our retail CDs and continued organic growth in institutional repurchase agreements. Money Markets ADV was up 14.2% from prior year period, led by record activity in global repurchase agreements and continued client adoption of Tradeweb's electronic trading solutions.

Market Data – Revenues of $22.8 million in the second quarter of 2023 increased 8.3% compared to prior year period (8.2% increase on a constant currency basis). The increase was derived primarily from increased proprietary third party market data revenue.

Other – Revenues of $5.5 million in the second quarter of 2023 decreased 4.4% compared to prior year period (the same percentage decrease on a constant currency basis).

Operating Expenses of $194.3 million in the second quarter of 2023 increased 2.0% compared to $190.5 million in prior year period due to higher general and administrative expenses, higher technology and communications expenses and higher professional fee expenses. These increases were partially offset by a decrease in expenses related to employee compensation and benefits, primarily due to decreases in incentive compensation.

Adjusted Expenses of $161.8 million increased 4.7% (4.3% increase on a constant currency basis) compared to prior year period due to higher technology and communications expenses, higher general and administrative expenses and higher depreciation and amortization. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
Second Quarter 2023
•Tradeweb agreed to acquire Yieldbroker, a leading Australian trading platform for Australian and New Zealand government bonds and interest rate derivatives covering the institutional, wholesale, and primary markets, subject to customary closing conditions and regulatory approvals.
•Tradeweb jointly announced a collaboration with Euroclear and Informa Global Markets to automate the security identification and setup process for soon-to-be issued syndicated Eurobonds in the primary market.
•Tradeweb facilitated its first transactions on Swap Connect, China’s new electronic trading channel for CNY interest rate swaps (IRS). Tradeweb is currently the only international electronic trading platform that supports both request-for-quote (RFQ) and click-to-trade (CTT) execution protocols on Swap Connect.
•Tradeweb, Bloomberg and MarketAxess entered into a joint venture agreement to establish an independent company for the purpose of participating in the public procurement procedure to become the fixed income consolidated tape provider in the European Union, all subject to relevant regulatory approvals.
•Tradeweb collaborated with FTSE Russell to launch benchmark closing prices for European government bonds.
•Tradeweb was recognized in numerous awards celebrating our company, including: Portfolio Awards, Best Web Video (Financial Communications Society), Portfolio Awards, Best Digital Collateral (Financial Communications Society), Portfolio Awards, Best Organic Social Media (Financial Communications Society), Inside Market Data & Inside Reference Data Awards, Best Real-Time Market Data Initiative (WatersTechnology), Excellence in Trading & Tech Awards, Best Fixed Income Trading Platform (Financial News), Excellence in Trading & Tech Awards and Best OTC Trading Platform (Financial News).
•Jacques Aigrain succeeded Lee Olesky as Chair of the Board of Directors (the "Board") effective July 1, 2023. Mr. Olesky retired from the Board at the end of the second quarter of 2023.
•Catherine Johnson was elected to the Board at the 2023 Annual Meeting held on May 15, 2023. In addition, each of current directors Troy Dixon, Scott Ganeles and Murray Roos was elected to serve another term on the Board at the 2023 Annual Meeting.

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CAPITAL MANAGEMENT
•$1.4 billion in cash and cash equivalents and an undrawn $500 million credit facility at June 30, 2023
•Cash capital expenditures and capitalization of software development in the second quarter 2023: $15.0 million
•Free cash flow for the trailing twelve months ended June 30, 2023 of $634.8 million, up 17.9% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•During the second quarter of 2023, as part of its share repurchase program, Tradeweb purchased 107,365 shares of Class A common stock, at an average price of $70.81, for purchases totaling $7.6 million. As of June 30, 2023, a total of $244.7 million remained available for repurchase pursuant to the share repurchase program
•$1.9 million in shares of Class A common stock were withheld in the second quarter of 2023 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.09 per share of Class A common stock and Class B common stock. The dividend will be payable on September 15, 2023 to stockholders of record as of September 1, 2023
OTHER MATTERS
Unchanged Full-Year 2023 Guidance*
•Adjusted Expenses: $669 - 714 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $127 million
•Assumed non-GAAP tax rate: ~24% - 25%
•Cash costs of capital expenditures and capitalized software development: $56 - 62 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Current guidance is not reflective of any impact as a result of the pending 2023 Yieldbroker acquisition.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss second quarter 2023 results starting at 9:30 AM EDT today, July 27, 2023. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/hfxjvxw7.
•To join the call via phone, please register in advance here: https://register.vevent.com/register/BIfc63e47c64dc4781a0582131daf2e918. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.2 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
Dollars in Thousands, Except Per Share Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Transaction fees and commissions	$246,461	$237,669	$513,059	$489,474
Subscription fees	45,748	41,540	90,122	82,995
Refinitiv market data fees	15,461	15,426	31,055	30,984
Other	2,943	2,503	5,626	5,171
Total revenue	310,613	297,138	639,862	608,624

Expenses
Employee compensation and benefits	103,924	109,890	218,417	227,881
Depreciation and amortization	45,887	44,770	91,291	89,220
Technology and communications	18,701	16,034	36,268	31,810
General and administrative	11,072	7,601	24,992	17,914
Professional fees	10,666	8,575	21,842	16,432
Occupancy	4,028	3,661	8,151	7,158
Total expenses	194,278	190,531	400,961	390,415
Operating income	116,335	106,607	238,901	218,209
Net interest income (expense)	15,109	541	27,600	94
Other income (loss), net	(456)	—	(115)	—
Income before taxes	130,988	107,148	266,386	218,303
Provision for income taxes	(29,049)	(25,548)	(62,254)	(39,258)
Net income	101,939	81,600	204,132	179,045
Less: Net income attributable to non-controlling interests	12,857	13,256	27,194	27,736
Net income attributable to Tradeweb Markets Inc.	$89,082	$68,344	$176,938	$151,309

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.42	$0.33	$0.84	$0.74
Diluted	$0.42	$0.33	$0.83	$0.73
Weighted average shares outstanding:
Basic	211,569,728	204,501,035	209,847,153	204,282,406
Diluted	213,156,753	207,272,675	211,659,814	207,371,372

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	June 30,		June 30,
	2023	2022	2023	2022

	(dollars in thousands)
Net income	$101,939	$81,600	$204,132	$179,045
Merger and acquisition transaction and integration costs (1)	1,212	15	1,797	(3)
Net interest (income) expense	(15,109)	(541)	(27,600)	(94)
Depreciation and amortization	45,887	44,770	91,291	89,220
Stock-based compensation expense (2)	585	7,295	1,435	11,164
Provision for income taxes	29,049	25,548	62,254	39,258
Foreign exchange (gains) / losses (3)	(964)	(3,066)	1,834	(2,334)
Tax receivable agreement liability adjustment (4)	—	—	—	—
Other (income) loss, net	456	—	115	—
Adjusted EBITDA	$163,055	$155,621	$335,258	$316,256
Less: Depreciation and amortization	(45,887)	(44,770)	(91,291)	(89,220)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	31,629	31,761	63,246	63,530
Adjusted EBIT	$148,797	$142,612	$307,213	$290,566
Net income margin (6)	32.8%	27.5%	31.9%	29.4%
Adjusted EBITDA margin (6)	52.5%	52.4%	52.4%	52.0%
Adjusted EBIT margin (6)	47.9%	48.0%	48.0%	47.7%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2022, this adjustment also includes $5.7 million and $7.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	June 30,		June 30,
	2023	2022	2023	2022

	(in thousands, except per share amounts)
Earnings per diluted share	$0.42	$0.33	$0.83	$0.73
Net income attributable to Tradeweb Markets Inc.	$89,082	$68,344	$176,938	$151,309
Net income attributable to non-controlling interests (1)	12,857	13,256	27,194	27,736
Net income	101,939	81,600	204,132	179,045
Provision for income taxes	29,049	25,548	62,254	39,258
Merger and acquisition transaction and integration costs (2)	1,212	15	1,797	(3)
D&A related to acquisitions and the Refinitiv Transaction (3)	31,629	31,761	63,246	63,530
Stock-based compensation expense (4)	585	7,295	1,435	11,164
Foreign exchange (gains) / losses (5)	(964)	(3,066)	1,834	(2,334)
Tax receivable agreement liability adjustment (6)	—	—	—	—
Other (income) loss, net	456	—	115	—
Adjusted Net Income before income taxes	163,906	143,153	334,813	290,660
Adjusted income taxes (7)	(40,157)	(31,494)	(82,029)	(63,946)
Adjusted Net Income	$123,749	$111,659	$252,784	$226,714
Adjusted Diluted EPS (8)	$0.52	$0.47	$1.07	$0.95
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2022, this adjustment also includes $5.7 million and $7.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 24.5% applied to Adjusted Net Income before income taxes for the three and six months ended June 30, 2023 and 22.0% for the three and six months ended June 30, 2022.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Diluted weighted average shares of Class A and Class B common stock outstanding	213,156,753	207,272,675	211,659,814	207,371,372
Weighted average of other participating securities (1)	241,963	76,426	266,790	80,778
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,153,250	29,971,658	24,738,197	30,133,370
Adjusted diluted weighted average shares outstanding	236,551,966	237,320,759	236,664,801	237,585,520
Adjusted Net Income (in thousands)	$123,749	$111,659	$252,784	$226,714
Adjusted Diluted EPS	$0.52	$0.47	$1.07	$0.95

(1)
Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended		Six Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	June 30,		June 30,
	2023	2022	2023	2022

	(in thousands)
Operating Expenses	$194,278	$190,531	$400,961	$390,415
Merger and acquisition transaction and integration costs (1)	(1,212)	(15)	(1,797)	3
D&A related to acquisitions and the Refinitiv Transaction (2)	(31,629)	(31,761)	(63,246)	(63,530)
Stock-based compensation expense (3)	(585)	(7,295)	(1,435)	(11,164)
Foreign exchange gains / (losses) (4)	964	3,066	(1,834)	2,334
Adjusted Expenses	$161,816	$154,526	$332,649	$318,058

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2022, this adjustment also includes $5.7 million and $7.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

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	Trailing Twelve Months Ended June 30,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2023	2022

	(in thousands)
Cash flow from operating activities	$693,446	$597,330
Less: Capitalization of software development costs	(39,123)	(35,767)
Less: Purchases of furniture, equipment and leasehold improvements	(19,557)	(23,158)
Free Cash Flow	$634,766	$538,405

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Six Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	June 30,		June 30,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$89,082	$68,344	$176,938	$151,309
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(102)	(26)	(225)	(53)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$88,980	$68,318	$176,713	$151,256

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	211,569,728	204,501,035	209,847,153	204,282,406
Dilutive effect of PRSUs	350,713	782,955	318,638	765,497
Dilutive effect of options	1,143,376	1,839,177	1,306,297	2,080,602
Dilutive effect of RSUs	92,936	149,508	187,726	242,867
Dilutive effect of PSUs	—	—	—	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	213,156,753	207,272,675	211,659,814	207,371,372

Earnings per share - Basic	$0.42	$0.33	$0.84	$0.74
Earnings per share - Diluted	$0.42	$0.33	$0.83	$0.73

(1)
During the three months ended June 30, 2023 and 2022, there was a total of 241,963 and 76,426, respectively, and during the six months ended June 30, 2023 and 2022, there was a total of 266,790 and 80,778, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

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TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	June 30,
	2023		2022		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$101,588	$58,766	$96,334	$55,252	$5,254	$3,514	5.5%	6.4%
Credit	77,334	6,714	77,497	6,494	(163)	220	(0.2)%	3.4%
Equities	19,866	2,280	20,409	2,250	(543)	30	(2.7)%	1.3%
Money Markets	11,535	4,299	7,658	4,508	3,877	(209)	50.6%	(4.6)%
Market Data	45	22,731	—	21,030	45	1,701	N/M	8.1%
Other	—	5,455	—	5,706	—	(251)	—	(4.4)%
Total revenue	$210,368	$100,245	$201,898	$95,240	$8,470	$5,005	4.2%	5.3%
N/M = not meaningful

TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	June 30,		YoY
	2023	2022	% Change
Rates	$2.10	$2.20	(4.4)%
Rates Cash	$2.44	$2.27	7.7%
Rates Derivatives	$1.83	$2.14	(14.5)%
Rates Derivatives (greater than 1 year)	$2.75	$3.42	(19.6)%
Other Rates Derivatives (1)	$0.23	$0.22	4.3%

Credit	$65.37	$47.31	38.2%
Cash Credit (2)	$151.91	$155.56	(2.4)%
Credit Derivatives and U.S. Cash “EP”	$7.75	$7.73	0.3%

Equities	$16.60	$19.77	(16.0)%
Equities Cash	$26.59	$29.20	(8.9)%
Equities Derivatives	$6.14	$5.93	3.4%

Money Markets	$0.38	$0.29	30.1%

Total	$2.60	$2.78	(6.6)%
Total excluding Other Rates Derivatives (3)	$2.92	$3.14	(7.1)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives and (2) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2023 Q2		2022 Q2		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$344,674	$21,627,622	$341,367	$21,126,389	0.97%
	U.S. Government Bonds	135,128	8,513,069	131,935	8,179,969	2.42%
	European Government Bonds	40,694	2,482,305	35,439	2,161,809	14.83%
	Mortgages	163,359	10,291,617	168,603	10,453,370	(3.11)%
	Other Government Bonds	5,493	340,631	5,389	331,240	1.92%
	Derivatives	429,285	26,633,837	367,604	22,616,932	16.78%
	Swaps/Swaptions ≥ 1Y	273,533	16,961,570	221,191	13,602,492	23.66%
	Swaps/Swaptions < 1Y	154,332	9,582,824	145,004	8,927,045	6.43%
	Futures	1,420	89,443	1,410	87,395	0.76%
	Total	773,959	48,261,458	708,971	43,743,321	9.17%
Credit	Cash	10,627	662,558	10,196	626,277	4.23%
	U.S. High Grade - Fully Electronic	3,960	249,509	3,260	202,106	21.49%
U.S. High Grade - Electronically Processed		2,694	169,695	2,652	164,397	1.58%
	U.S. High Yield - Fully Electronic	567	35,718	652	40,432	(13.06)%
	U.S. High Yield - Electronically Processed	317	19,997	353	21,910	(10.18)%
	European Credit	1,958	119,461	1,762	107,496	11.13%
	Municipal Bonds	308	19,414	394	24,444	(21.84)%
	Chinese Bonds	720	42,505	1,001	58,041	(28.01)%
	Other Credit Bonds	101	6,259	122	7,449	(16.57)%
	Derivatives	8,362	520,513	16,477	1,013,032	(49.25)%
	Swaps	8,362	520,513	16,477	1,013,032	(49.25)%
	Total	18,989	1,183,072	26,673	1,639,309	(28.81)%
Equities	Cash	9,913	612,223	9,945	613,843	(0.32)%
	U.S. ETFs	7,547	467,926	7,202	446,499	4.80%
	European ETFs	2,366	144,297	2,743	167,344	(13.77)%
	Derivatives	9,444	584,528	6,761	418,547	39.67%
	Convertibles/Swaps/Options	6,340	392,306	3,273	202,579	93.69%
	Futures	3,103	192,221	3,488	215,968	(11.02)%
	Total	19,356	1,196,751	16,706	1,032,390	15.86%
Money Markets	Cash	484,307	30,339,463	423,984	26,205,599	14.23%
	Repurchase Agreements (Repo)	465,958	29,184,597	405,652	25,069,414	14.87%
	Other Money Markets	18,349	1,154,866	18,332	1,136,185	0.09%
	Total	484,307	30,339,463	423,984	26,205,599	14.23%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,296,611	$80,980,743	$1,176,333	$72,620,618	10.20%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.
Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three and six months ended June 30, 2023 and 2022 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2023 guidance, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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